Exhibit 99.1

Fabrinet Announces Second Quarter 2011 Financial Results

BANGKOK, Thailand – January 31, 2011 – Fabrinet (NYSE: FN), a provider of precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the second quarter of fiscal 2011, ended December 24, 2010.

Fabrinet reported total revenue of $184.6 million for the second quarter of fiscal 2011, an increase of 61% compared to revenue of $114.4 million for the comparable period in fiscal 2010. GAAP net income in the second quarter was $15.8 million, or $0.46 per diluted share, an increase of 42% compared to GAAP net income of $11.1 million, or $0.35 per share in the second quarter of 2010.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “We are pleased to have achieved record revenues in the second quarter and continued our long history of profitability. Our strong revenue and earnings performance was above expectations. We saw strength in all product areas, with growth from optical communications above our overall growth rate. Looking ahead, we continue to be optimistic on the growth of our core markets.”

Business Outlook

Based on information available as of January 31, 2011, Fabrinet is issuing guidance for the third quarter of fiscal 2011 as follows:

The company expects third quarter revenue to be in the range of $182 million to $187 million. GAAP net income is expected to be in the range of $0.47 to $0.49 per share, based on approximately 34.6 million fully diluted weighted average shares outstanding.

Conference Call Information

What:	Fabrinet second quarter 2011 financial results conference call
When:	Monday, January 31, 2011
Time:	5:00 p.m. ET
Live Call:	(866) 831-6243, domestic
(617) 213-8855, international
Passcode 43014867
Replay:	(888) 286-8010, domestic
(617) 801-6888, international
Passcode 76231574
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet provides precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: http://www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the third quarter of fiscal year 2011. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and material processing markets; increasing competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; difficulties in managing and operating our business in multiple countries (including in the U.S., Thailand and the People’s Republic of China) and other important factors as described in Fabrinet reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on November 3, 2010 and our annual report on Form 10-K, filed on September 8, 2010. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SOURCE: Fabrinet

Investor Contact:	Media Contact:
Abhi Kanitkar	Pam Crowley
ICR, Inc.	Crowley Communications
(617) 956-6735	(408) 529-9655
ir@fabrinet.com	pamc@crowleypr.com

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of December 24, 2010 and June 25, 2010

(in thousands of U.S. dollars, except share data)	December 24, 2010	June 25, 2010
Assets
Current assets
Cash and cash equivalents	$102,063	$84,942
Receivable from initial public offering	—	26,319
Trade accounts receivable, net	123,479	101,514
Inventories, net	106,674	98,146
Investment in leases	7	12
Deferred income taxes	795	696
Deposit for land purchase	—	2,162
Prepaid expenses and other current assets	2,052	2,535

Total current assets	335,070	316,326

Non-current assets
Property, plant and equipment, net	68,943	57,651
Intangibles, net	976	1,220
Investment in leases	1,861	20
Deferred income taxes	1,847	1,626
Deposits and other non-current assets	630	582

Total non-current assets	74,257	61,099

Total assets	$409,327	$377,425

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$5,468	$6,008
Trade accounts payable	100,812	102,977
Income tax payable	3,652	2,521
Accrued payroll, profit sharing and related expenses	6,423	3,895
Accrued expenses	4,361	3,567
Other payables	6,091	5,935

Total current liabilities	126,807	124,903

Non-current liabilities
Long-term loans from banks, non-current portion	11,913	14,377
Severance liabilities	4,067	3,456
Other non-current liabilities	1,887	2,526

Total non-current liabilities	17,867	20,359

Total liabilities	144,674	145,262

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 24, 2010 and June 25, 2010, respectively)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 33,790,325 shares and 33,751,730 shares issued and outstanding as of December 24, 2010 and June 25, 2010, respectively)	338	337
Additional paid-in capital	56,264	54,786
Retained earnings	208,051	177,040

Total shareholders’ equity	264,653	232,163

Total Liabilities and Shareholders’ Equity	$409,327	$377,425

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three and six months ended December 24, 2010 and December 25, 2009

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars)	December 24, 2010	December 25, 2009	December 24, 2010	December 25, 2009
Revenues
Revenues	$184,631	$97,893	$358,371	$182,137
Revenues, related party	—	16,500	—	29,274

Total revenues	184,631	114,393	358,371	211,411
Cost of revenues	(160,968)	(99,520)	(312,932)	(185,578)

Gross profit	23,663	14,873	45,439	25,833
Selling, general and administrative expenses	(5,951)	(3,800)	(10,778)	(7,609)

Operating income	17,712	11,073	34,661	18,224

Interest income	114	81	212	192
Interest expense	(90)	(128)	(201)	(289)
Foreign exchange loss, net	(670)	26	(1,048)	(34)
Other income	11	—	15	—

Income before income taxes	17,077	11,052	33,639	18,093
Income taxes	(1,271)	—	(2,628)	(855)

Net income	$15,806	$11,052	$31,011	$17,238

Earnings per share
Basic	$0.47	$0.36	$0.92	$0.56
Diluted	$0.46	$0.35	$0.90	$0.55
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	33,768	30,856	33,765	30,782
Diluted	34,450	31,387	34,401	31,328